UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2022

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Hub Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way

Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

(630) 271-3600

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On November 17, 2022, Hub Group, Inc., a Delaware corporation (the “Company”), issued a press release announcing that its Board of Directors, as part of a planned succession process, approved the following leadership changes that will become effective January 1, 2023:

       David P. Yeager, 69, will retire as CEO while continuing in the role of Executive Chairman of the Company. Mr. David Yeager joined the Company in 1975, became CEO in 1996 and has served as Chairman of the Board of Directors since 2008.  In his new role, he will work closely with the new CEO to facilitate a seamless leadership transition and continue to drive the next phase of the Company’s growth.

       Phillip D. Yeager, 35, currently President and Chief Operating Officer of the Company, will continue as President and will succeed Mr. David Yeager as the Company’s Chief Executive Officer.  In his new role, Mr. Phillip Yeager will also join the Board of Directors of the Company, effective January 1, 2023.  Mr. Phillip Yeager joined the Company in 2011 and has held leadership roles in several of the Company’s operations.  Most recently, he has served as President and Chief Operating Officer since 2019.  Prior to joining the Company, Mr. Phillip Yeager served in finance roles at BMO Harris Bank and Lazard Freres & Co.  He received his MBA from the University of Chicago.

       Brian Alexander, 43, will be promoted to Chief Operating Officer.  Mr. Alexander joined the Company in 2001 and most recently has served as Executive Vice President, Logistics since 2015.

       In connection with Mr. Phillip Yeager’s appointment to the Board of Directors of the Company, the Board of Directors approved an increase in the size of the Board of Directors from nine to ten members, effective January 1, 2023.

       In connection with foregoing leadership changes, on November 15, 2022, the Compensation Committee of the Board of Directors approved the following compensation adjustments for fiscal year 2023:

  David Yeager will receive a reduced annual base salary of $725,000 and his target Annual Cash Incentive Award will be reduced to 100% of his annual base salary.  Mr. David Yeager will also be granted a reduced 2023 Long-Term Equity Incentive award valued at $1,631,250 on the grant date, consisting of 50% time-based Restricted Stock vesting ratably over a five-year period (RSAs) and 50% performance based Restricted Stock vesting at the end of a three-year performance period.
  Phillip Yeager will receive an increased annual base salary of $750,000 and his target Annual Cash Incentive Award will increase to 125% of his annual base salary.  Mr. Phillip Yeager will also be granted an increased 2023 Long-Term Equity Incentive award valued at $1,875,000 on the grant date, consisting of 50% time-based Restricted Stock vesting ratably over a five-year period (RSAs) and 50% performance based Restricted Stock vesting at the end of a three-year performance period.
  Brian Alexander will receive an increased annual base salary of $462,702 and a target Annual Cash Incentive Award of 80% of his annual base salary.  Mr. Brian Alexander will also be granted a 2023 Long-Term Equity Incentive award valued at $500,000 on the grant date, consisting of 50% time-based Restricted Stock vesting ratably over a five-year period (RSAs) and 50% performance based Restricted Stock vesting at the end of a three-year performance period

       There are no arrangements or understandings between Mr. Phillip Yeager, Mr. David Yeager, or Mr. Brian Alexander and any other person pursuant to which Mr. Phillip Yeager, Mr. David Yeager or Mr. Brian Alexander were appointed as officers or directors of the Company.  Mr. Phillip Yeager is the son of Mr. David Yeager, previously Chief Executive Officer and appointed Executive Chairman, and brother of Mr. Matthew Yeager, Executive Vice President, Procurement.  Each of Mr. David Yeager, Mr. Phillip Yeager, and Mr. Matthew Yeager earned in excess of $120,000 in salary and bonuses in 2022.  Each individual’s compensation is comparable to other employees with equivalent qualifications, experience and responsibilities at the Company. All compensation for the foregoing individuals was approved by the Company’s Compensation Committee.   In this regard, reference is also made to the disclosure described in the Proxy Statement for the 2022 Annual Meeting of Stockholders in the section titled “Executive Compensation” and in the Current Report on Form 8-K filed on August 9, 2022, for additional compensation and certain related party transaction information, which is incorporated herein by reference.

       A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on November 17, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.

Date: November 17, 2022	By:	/s/ Thomas P. LaFrance
Thomas P. LaFrance
Executive Vice President, General Counsel and Secretary